Exhibit 99.1

Cloudastructure Releases 2025 Year in Review and Select Preliminary Unaudited 2025 Results, Highlighting Approximately

270% Year-Over-Year Revenue Growth

Strong Financial Performance, Customer Adoption, and Platform Innovation Define a Transformational Year as AI-Powered

Surveillance Platform Scales Nationwide

Unified AI-Driven Security Platform Gains Momentum Across Multiple High-Risk Verticals

PALO ALTO, Calif. — January 15, 2026- Cloudastructure, Inc. (Nasdaq: CSAI) (“we,” “us,” “our,” “Cloudastructure” or the “Company”), a leader in AI-powered video surveillance and remote monitoring, today released its 2025 Year in Review, highlighting a transformational year marked by rapid enterprise adoption and triple-digit revenue growth.

Cloudastructure delivered approximately 270% year-over-year revenue growth, generating more than $5.0 million in recognized revenue in 2025, compared to approximately $1.4 million in 2024, and achieving $6.3 million in total contract value. Demand accelerated throughout the year, culminating in approximately 306% year-over-year growth in the fourth quarter, which represented the highest quarterly revenue in the Company’s history and reflected increased adoption across enterprise customers. Fourth-quarter results are based on preliminary, unaudited financial information.

“2025 was a defining year for Cloudastructure, marked by strong, triple-digit year-over-year growth following our public market debut and expanding enterprise adoption across multiple verticals,” said James McCormick, Chief Executive Officer of Cloudastructure. “That performance reflects the growing demand for a unified, AI-driven security and risk management platform delivering 360-degree situational awareness at enterprise scale.”

“Our cloud-native architecture integrates AI-powered video surveillance, real-time monitoring, security analytics, and remote guarding into a single operational system spanning multifamily, commercial real estate, construction, logistics, retail, and transportation. What 2025 proved is that this model works, with adoption by six of the top ten NMHC-ranked property management firms, approximately 74% customer growth driven by disciplined land-and-expand execution, expansion into construction and logistics, and industry-leading performance including a 98% real-time deterrence rate and approximately 40% first year cost savings versus traditional on-site solutions.”

“By combining real-time threat deterrence, meaningful cost reduction, and actionable security intelligence, we are redefining how enterprises measure, deploy, and manage security resources. Our platform enables organizations to move from reactive security models to data-driven, proactive risk management, delivering measurable operational efficiencies and long-term financial value. As adoption continues to scale across industries, we believe Cloudastructure is well positioned to drive sustained growth and increasing operational impact for our customers in the years ahead.”

Public Market Debut and Rapid Revenue Growth

Following its public market debut in January 2025, Cloudastructure delivered accelerating year-over-year revenue growth of 212% in the first quarter, 267% in the second quarter, and 273% in the third quarter, with approximately 306% year-over-year growth in the fourth quarter based on preliminary, unaudited results. This growth was driven by strong adoption within the multifamily sector, as rising property crime and liability risks are prompting owners and operators to move away from traditional on-site guard models in favor of Cloudastructure’s AI-powered surveillance and remote video guarding platform, which enables real-time incident intervention while lowering security-related costs.

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Remote Video Guarding Delivering Measurable Results

Cloudastructure’s remote video guarding services delivered measurable, real-world performance in 2025, demonstrating both operational effectiveness and compelling return on investment across enterprise deployments. Key performance metrics included:

•	98% crime deterrence rate
•	Approximately 11.2 million alerts reviewed
•	More than 112,000 live verbal interventions conducted
•	Less than 1% of incidents requiring emergency services
•	Advanced AI detection accuracy of approximately 96%, minimizing false alerts

In addition, customers reported approximately 40% first year cost savings compared to traditional guarding solutions, further reinforcing the platform’s strong ROI and validating Cloudastructure’s differentiated remote guarding model as a differentiated solution for enterprise security.

“Our rapid growth in 2025 reflects increasing market recognition that traditional security models no longer meet enterprise needs,” said Lauren O’Brien, Chief Revenue Officer of Cloudastructure. “Across multifamily, construction, and logistics customers, we saw forward-thinking organizations adopt our AI-powered video surveillance and remote guarding platform not just to deter incidents in real time, but to achieve measurable reductions in loss, streamline operations, and standardize security strategy at scale. The strong customer satisfaction and retention we delivered this year speak to both the value our platform provides and the confidence our customers place in our vision for connected, intelligent security.”

Multifamily Security at Scale: Land, Prove, Expand

The multifamily sector remained Cloudastructure’s primary growth engine in 2025, supported by a disciplined land-and-expand strategy following contracts with six of the top ten NMHC-ranked property management companies. Initial deployments focused on higher-risk properties, with expansion across customer portfolios occurring after performance data validated threat reduction and return on investment. Key outcomes included:

•	Expansion from single-site deployments to multi-site portfolio rollouts
•	Approximately 74% year-over-year customer growth
•	Documented reductions in car break-ins, auto theft, vandalism, loitering, and unauthorized access, underscoring the platform’s 98% deterrence rate and cost-saving impact

Advancing AI Security Through Scalable Platform Innovation

Cloudastructure’s growth was supported by continued product innovation focused on reducing deployment friction and improving operational leverage. During 2025, the Company introduced several advancements designed to expand addressable use cases, accelerate implementation timelines, and enhance platform efficiency, including:

•	Powered enclosure technology enabling rapid, wireless deployments
•	Mobile surveillance trailer solutions for temporary, remote, or high-risk sites
•	Proprietary video processing technology capable of reducing bandwidth usage by up to 50%
•	Renewable-powered data center initiatives supporting scalability and sustainability
•	Newly issued patent reinforcing differentiated AI-driven video intelligence workflows

Collectively, these innovations strengthen Cloudastructure’s 98% real-time deterrence capability, enhance scalability across enterprise deployments, and amplify the financial benefits associated with reducing reliance on traditional on-site guard services.

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Expansion of AI Video Surveillance into Construction and Logistics

In 2025, Cloudastructure expanded its AI-powered video surveillance and remote guarding platform into the construction and logistics sectors—two verticals facing elevated risks from organized theft, complex site environments, and limited on-site visibility. The Company’s real-time monitoring and AI-driven surveillance platform enables operators to monitor 100% of camera feeds, intervene immediately when threats are detected, and reduce overall loss exposure. Logistics customers, in particular, highlighted the platform’s ability to identify and report tailgating incidents and other access breaches, underscoring the return on investment and operational efficiencies achieved by replacing or augmenting traditional on-site guard services.

Customer Satisfaction, Retention, and Industry Recognition

In 2025, Cloudastructure delivered strong customer satisfaction and retention metrics, reflecting growing adoption of the platform as a long-term enterprise risk management solution. Customers increasingly leveraged real-time threat detection, advanced analytics, and incident documentation to prevent losses, support compliance requirements, and optimize security spending. Key customer metrics included:

•	100% Customer Satisfaction Score
•	Net Promoter Score (NPS) 100+
•	Approximately 99% customer retention

The Company’s performance and innovation were also recognized through multiple industry honors, including:

•	Multi-Housing News Excellence in Technology Award
•	PropTech Breakthrough Award
•	AI Breakthrough Award
•	Gold Award for Achievement in Management
•	Maverick of the Year recognition for CEO James McCormick at the American Business Awards

Positioned for 2026 and Beyond

“By combining real-time threat deterrence, meaningful cost reduction, and actionable security intelligence, we are redefining how enterprises measure, deploy, and manage security resources. As we enter 2026, Cloudastructure is evolving into a unified, AI-driven security and risk management platform delivering 360-degree situational awareness at enterprise scale. Our cloud-native architecture integrates AI-powered video surveillance, real-time monitoring, security analytics, and remote guarding into a single operational system spanning multifamily, commercial real estate, construction, logistics, retail, and transportation. With strong customer validation, expanding enterprise adoption, and a scalable platform foundation in place, we believe the future for Cloudastructure could not be brighter as we continue to drive growth and deliver increasing operational impact for our customers,” added Mr. McCormick.

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ABOUT CLOUDASTRUCTURE

Headquartered in Palo Alto, California, Cloudastructure’s advanced award-winning security platform utilizes a scalable cloud-based architecture that features cloud video surveillance with proprietary, state-of-the-art AI/ML analytics, and a seamless remote guarding solution. The combination enables enterprise businesses to achieve proactive, end-to-end security, and pairs that platform with an attractive value proposition that eschews proprietary hardware and offers contract-free, month-to-month pricing and unlimited 24/7 support. With Cloudastructure, companies can achieve unparalleled situational awareness in real time and thereby stop crime as it is happening, while simultaneously achieving up to a 75% lower Total Cost of Ownership than other systems. For more information, visit https://www.cloudastructure.com/.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections, and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties, and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include the risks and uncertainties discussed in the reports that the Company has filed with the SEC, such as its Annual Report on Form 10-K. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Media Contact:
Kathleen Hannon
Sr. Communications Director
Cloudastructure, Inc.

(704) 574-3732

Kathleen@cloudastructure.com.

Investor Contact:
Crescendo Communications, LLC
(212) 671-1020
CSAI@crescendo-ir.com

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